Exhibit 99.4

ACKNOWLEDGEMENT OF ADOPTION OF FDIC CONSENT ORDER

BY

THE COMMISSIONER OF FINANCIAL REGULATION AND

THE COLUMBIA BANK

The Commissioner of Financial Regulation for the State of Maryland (the “Commissioner”), having duly approved the Consent Order FDIC-14-0372b (“ORDER”), and The Columbia Bank, Columbia, Maryland (“Bank”) agree that, upon the issuance of the ORDER by the Federal Deposit Insurance Corporation, the ORDER shall be binding between the Bank and the Commissioner with the same legal effect and to the same degree that the ORDER would be binding on the Bank if the Commissioner had issued a separate order pursuant to Md. Code Ann., Fin. Inst. § 5-808 that included and incorporated all of the provisions of the ORDER.

The Commissioner and Bank further agree that the provisions of the ORDER shall remain effective and enforceable by the Commissioner against the Bank except to the extent that, and until such time as, any provisions of the ORDER shall be modified, terminated, suspended, or set aside by the Commissioner.

December 23, 2014
Gordon M. Cooley	Date
Acting Commissioner of Financial Regulation

Agreed and Acknowledged:
The Columbia Bank, Columbia, Maryland:

BY:

John M. Bond, Jr.
Director

Robert R. Bowie, Jr.
Director

Garnett Y. Clark, Jr.
Director

Donald R. Harsh, Jr.
Director

James R. Moxley, III
Director

Mark A. Mullican
Director

John A. Scaldara, Jr.
Director

Gregory I. Snook
Director

David K. Williams, Jr.
Director

Elizabeth M. Wright
Director

Comprising the Board of Directors of The Columbia Bank Columbia, Maryland

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